UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2013

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-18911	81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.
(a) and (b)
The 2013 Annual Shareholders' Meeting of Glacier Bancorp, Inc. (the “Company”) was held on April 24, 2013. The following matters were voted upon at the 2013 Annual Meeting:
1. The election of eleven directors to serve on the Board until the 2014 Annual Meeting.
2. Consideration of an advisory (non-binding) resolution to approve the Company's executive compensation.
3. Ratification of appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.
The following is a summary of the voting results for the matters voted upon by the shareholders.
1. Election of Directors

Director's Name	Votes For	Withheld	Broker Non-Votes
Michael J. Blodnick	57,025,339	401,720	8,307,229
Sherry L. Cladouhos	56,448,217	978,842	8,307,229
James M. English	56,478,880	948,179	8,307,229
Allen J. Fetscher	56,360,313	1,066,746	8,307,229
Annie M. Goodwin	57,012,657	414,402	8,307,229
Dallas I. Herron	56,479,804	947,255	8,307,229
Craig A. Langel	56,473,902	953,157	8,307,229
L. Peter Larson	56,351,803	1,075,256	8,307,229
Douglas J. McBride	56,479,572	947,487	8,307,229
John W. Murdoch	56,475,991	951,068	8,307,229
Everit A. Sliter	52,658,971	4,768,088	8,307,229

Receiving a plurality of the votes cast, those nominated are the newly elected directors of the Company. They will hold office until their successors are elected and qualified or until they resign or are removed from office.
2. Consideration of an Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,538,884	1,638,149	250,026	8,307,229

The advisory resolution to approve the compensation of the Company's executive officers was approved.

3. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,383,516	134,599	216,173	—
BKD, LLP has been ratified as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013	GLACIER BANCORP, INC.

/s/ Ron J. Copher
By: Ron J. Copher
Executive Vice President and CFO

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